Exhibit 99.1

Castle Biosciences Reports Third Quarter 2025 Results
Delivered Q3 2025 revenue of $83 million
Q3 2025 non-dermatologic revenue increased by 67% over Q3 2024
Q3 2025 total test reports for our core revenue drivers (DecisionDx®-Melanoma, TissueCypher®) increased 36% over Q3 2024
Raising full-year 2025 revenue guidance to $327-335 million from $310-320 million

Announced launch of AdvanceAD-Tx™, the Company’s test designed to guide systemic treatment decision making in patients ages 12 and older with moderate-to-severe atopic dermatitis (AD)
Conference call and webcast today at 4:30 p.m. ET

FRIENDSWOOD, Texas – Nov. 3, 2025 – Castle Biosciences, Inc. (Nasdaq: CSTL), a company improving health through innovative tests that guide patient care, today announced its financial results for the third quarter and nine months ended Sept. 30, 2025.

“We delivered a strong third quarter, generating $83 million in revenue and 26,841 in total test report volume,” said Derek Maetzold, president and chief executive officer of Castle Biosciences. “These strong results are a testament to the workforce culture we have built at Castle and our unwavering commitment to improving patient care.

“Our momentum this quarter reflects the strength of our core dermatologic and gastrointestinal testing franchises, with DecisionDx-Melanoma and TissueCypher each surpassing 10,000 test reports for the first time in a single quarter, significant milestones that underscore the expanding adoption of our core tests. Based on our strong execution, we are raising our full-year 2025 total revenue guidance to $327-335 million from the previously provided range of $310-320 million.

“Additionally, with the launch of AdvanceAD-Tx, our new test designed to guide systemic treatment decision making in patients with moderate-to-severe atopic dermatitis, we are thrilled to provide an additional innovative, first-in-class, proprietary test addressing a significant unmet need in clinical dermatology.”

Third Quarter Ended Sept. 30, 2025, Financial and Operational Highlights
•Revenues were $83.0 million, compared to $85.8 million in the third quarter of 2024. Affecting third quarter 2025 revenue was the Novitas local coverage determination (LCD), Genetic Testing in Oncology: Specific Tests, that included DecisionDx®-SCC as noncovered, which became effective April 24, 2025, as well as the discontinuation of IDgenetix® in May 2025.
•Delivered 26,841 total test reports in the third quarter of 2025, compared to 26,010 in the same period of 2024. Affecting third quarter 2025 test report volume was the Novitas LCD, Genetic Testing in Oncology: Specific Tests, that included DecisionDx-SCC as noncovered, which became effective April 24, 2025, as well as the discontinuation of IDgenetix in May 2025:
◦DecisionDx-Melanoma test reports delivered in the quarter were 10,459, compared to 9,367 in the third quarter of 2024.
◦TissueCypher Barrett’s Esophagus test reports delivered in the quarter were 10,609, compared to 6,073 in the third quarter of 2024.

◦DecisionDx-SCC test reports delivered in the quarter were 4,186, compared to 4,195 in the third quarter of 2024. Affecting third quarter test report volume was the Novitas LCD, Genetic Testing in Oncology: Specific Tests, that included DecisionDx-SCC as noncovered, which became effective April 24, 2025.
◦MyPath® Melanoma test reports delivered in the quarter were 1,151, compared to 933 in the third quarter of 2024.
◦DecisionDx®-UM test reports delivered in the quarter were 436, compared to 397 in the third quarter of 2024.
•Gross margin was 75%, and Adjusted Gross Margin was 77%, compared to 79% and 82%, respectively, for the same periods in 2024.
•Net cash provided by operations was $22.6 million, compared to $23.3 million for the same period in 2024.
•Net loss, which includes non-cash stock-based compensation expense of $12.1 million, was $0.5 million, compared to net income of $2.3 million for the same period in 2024.
•Net loss per share and Adjusted Net Loss per Share, Basic and Diluted, was $0.02, compared to net income per share and Adjusted Net Income per Share, Basic and Diluted, of $0.08, for the same period in 2024.
•Adjusted EBITDA was $9.2 million, compared to $21.6 million for the same period in 2024.

Nine Months Ended Sept. 30, 2025, Financial and Operational Highlights
•Revenues were $257.2 million, compared to $245.8 million during the same period in 2024. Affecting nine months ended September 30, 2025 revenue was the Novitas LCD, Genetic Testing in Oncology: Specific Tests, that included DecisionDx-SCC as noncovered, which became effective April 24, 2025, as well as the discontinuation of IDgenetix in May 2025.
•Delivered 77,817 total test reports in the nine months ended September 30, 2025, compared to 72,000 in the same period of 2024. Affecting nine months ended September 30, 2025 test report volume was the Novitas LCD, Genetic Testing in Oncology: Specific Tests, that included DecisionDx-SCC as noncovered, which became effective April 24, 2025, as well as the discontinuation of IDgenetix in May 2025:
◦DecisionDx-Melanoma test reports delivered in the nine months ended September 30, 2025, were 29,061, compared to 27,336 for the same period in 2024.
◦TissueCypher Barrett’s Esophagus test reports delivered in the nine months ended September 30, 2025, were 27,211, compared to 14,284 for the same period in 2024.
◦DecisionDx-SCC test reports delivered in the nine months ended September 30, 2025, were 13,323, compared to 12,049 for the same period in 2024. Affecting nine months ended September 30, 2025 test report volume was the Novitas LCD, Genetic Testing in Oncology: Specific Tests, that included DecisionDx-SCC as noncovered, which became effective April 24, 2025.
◦MyPath Melanoma test reports delivered in the nine months ended September 30, 2025, were 3,243, compared to 3,030 for the same period in 2024.
◦IDgenetix test reports delivered in the nine months ended September 30, 2025, were 3,605, compared to 14,026 for the same period in 2024. The Company discontinued its IDgenetix test offering effective May 2025.
◦DecisionDx-UM test reports delivered in the nine months ended September 30, 2025, were 1,374, compared to 1,275 for the same period in 2024.
•Gross margin for the nine months ended September 30, 2025, was 67%, and Adjusted Gross Margin was 80%, compared to 79% and 82%, respectively, for the same period in 2024.
•Net cash provided by operations was $37.4 million, compared to $40.5 million for the same period in 2024.

•Net loss, which includes non-cash stock-based compensation expense of $34.5 million, was $21.8 million, compared to net income of $8.7 million for the same period in 2024.
•Net loss per share, Basic and Diluted, was $0.76 and Adjusted Net Loss per Share, Basic and Diluted, was $0.06, compared to net income per share and Adjusted Net Income per Share, Basic and Diluted, of $0.31 and $0.30, respectively, for the same period in 2024.
•Adjusted EBITDA was $32.5 million, compared to $53.7 million for the same period in 2024.
Cash, Cash Equivalents and Marketable Investment Securities
As of Sept. 30, 2025, the Company’s cash, cash equivalents and marketable investment securities totaled $287.5 million.
2025 Outlook
Castle Biosciences is raising its guidance for anticipated total revenue in 2025. The Company now anticipates generating between $327-335 million in total revenue in 2025, compared to the previously provided guidance of between $310-320 million.
Third Quarter and Recent Accomplishments and Highlights

Dermatology- Skin Cancer
•DecisionDx-Melanoma: The Company presented new data demonstrating DecisionDx-Melanoma stratifies risk across histological subtypes at the 25th Annual Fall Clinical Dermatology Conference®, which was held Oct. 23–26, 2025, in Las Vegas, Nevada. Specifically, cutaneous melanoma (CM) subtypes, such as superficial spreading and nodular melanoma, vary in how often they occur and in their outcomes. Even among patients with the same subtype, differences in tumor biology can lead to very different prognoses. In a real-world cohort of 13,560 patients with stage I–III CM from Castle's ongoing collaboration with the National Cancer Institute's Surveillance, Epidemiology and End Results (NCI's SEER) Program Registries, DecisionDx-Melanoma stratified melanoma-specific survival (MSS) across different tumor subtypes. For example, five-year MSS in nodular melanoma was 98.5% for patients with Class 1A (lowest risk) test results versus 82.3% for patients with Class 2B (highest risk) test results; similar stratification was observed across superficial spreading, lentigo maligna and unspecified subtypes. These results suggest that DecisionDx-Melanoma provides clarity in overall risk beyond histology, supporting more informed treatment planning and potentially improved outcomes. See the Company’s news release from October 24, 2025, for more information.
•DecisionDx-SCC: Two new studies were published supporting the clinical utility of DecisionDx-SCC in patients with high-risk cutaneous squamous cell carcinoma (SCC). The first study represented a new validation milestone, establishing DecisionDx-SCC as a significant predictor of local recurrence (LR) in patients classified as high-risk by National Comprehensive Cancer Network (NCCN) guidelines, thereby adding a third utility to the test's existing capabilities. The test has now been validated to predict individual risk of metastasis, benefit from adjuvant radiation therapy (ART) and risk of LR, providing comprehensive results to support tailored post-surgical management and treatment pathway recommendations for patients with SCC. The second publication shared results from a clinical impact study, affirming the impact of the test’s results in guiding these recommendations, specifically the use of ART and surveillance imaging, by providing actionable decision points based on individual patient risk. See the Company’s news release from August 25, 2025, for more information.
Gastroenterology
•The Company announced new data demonstrating the personalized risk stratification provided by its TissueCypher Barrett’s Esophagus (BE) test at the American Foregut Society's (AFS) 2025 Annual Meeting. Specifically, this study evaluated TissueCypher’s ability to stratify risk in 85 patients diagnosed with non-dysplastic Barrett's esophagus (NDBE) who received test results from four surgical practices. Patients with NDBE are generally considered to have the lowest risk of cancer progression, and current guidelines recommend surveillance every three to five years. However, while 85% of patients in the study received low-risk TissueCypher results, 15% were classified as intermediate- or high-risk by the TissueCypher test, indicating a significantly higher likelihood of progressing to high-grade dysplasia (HGD) or esophageal adenocarcinoma (EAC) than their pathology results suggested. Patients with intermediate-risk scores had a median five-year progression probability of 9%, and those with high-risk scores had a 16% probability. Both groups exceeded the 8.5% five-year risk of progression associated with expert-confirmed low-grade dysplasia (LGD) based on population estimates, which is the threshold at which guidelines recommend escalating to endoscopic eradication therapy (EET) or more frequent surveillance every six to twelve months. These findings show that TissueCypher can deliver clinically meaningful risk insights that can help physicians better tailor care for patients with BE. Notably, patients in the study with intermediate- and high-risk scores had similar or greater predicted progression risk than patients diagnosed with LGD, despite having a NDBE diagnosis. By identifying low-risk patients whose care can follow guideline-based surveillance intervals and intermediate- and high-risk patients who may benefit from earlier intervention, TissueCypher can potentially support more precise, risk-aligned management aimed at preventing disease progression. See the Company’s news release from September 9, 2025, for more information.

Dermatology- Atopic Dermatitis
•AdvanceAD-Tx™: The Company announced the launch of AdvanceAD-Tx, a gene expression profile (GEP) test designed to guide systemic treatment decision making in patients ages 12 and older with moderate-to-severe atopic dermatitis (AD). This innovative 487-GEP test is designed to identify patients with a Janus kinase (JAK) inhibitor responder profile who are more likely to achieve an Eczema Area and Severity Index improvement of 90% (EASI-90), more quickly and with reduction of flares and itch by three months, when treated with a JAK inhibitor than those treated with a T helper type 2 (Th2)-targeted therapy. See the Company’s news release from November 3, 2025, for more information.
Corporate
•The Company announced that its founder, president and chief executive officer Derek Maetzold was named CEO of the Year by The CEO Magazine. The Executive of the Year Awards program recognizes senior executives driving measurable impact, innovation and inspiration. See the Company’s news release from October 1, 2025, for more information.
•The Company announced it was recognized as a Greater Pittsburgh Top Workplace by The Pittsburgh Post-Gazette. The designation is based exclusively on anonymous employee feedback gathered through a third-party survey. The confidential survey measures several aspects of workplace culture designed to be indicative of employee satisfaction and engagement, including feeling respected and supported, enabled to grow and empowered to execute. Castle was among just 89 companies honored with a Greater Pittsburgh Top Workplaces award in 2025. See the Company’s news release from September 23, 2025, for more information.
•The Company announced it was included in the inaugural 2025 America’s Greatest Companies list, published by Newsweek. The ranking honors 650 U.S. companies demonstrating strong performance across four key pillars: financial strength, workforce dedication, innovation, and commitment to environmental sustainability and corporate ethics. Evaluations were based on company reviews, filings with the U.S. Securities and Exchange Commission (SEC) and Patent and Trademark Office (USPTO), and third-party data sources to provide an objective measure of corporate performance. See the Company’s news release from September 17, 2025, for more information.

Conference Call and Webcast Details
Castle Biosciences will hold a conference call on Monday, November 3, 2025, at 4:30 p.m. Eastern time to discuss its third quarter 2025 results and provide a corporate update.
A live webcast of the conference call can be accessed here: https://events.q4inc.com/attendee/153584002 or via the webcast link on the Investor Relations page of the Company’s website, https://ir.castlebiosciences.com/overview/default.aspx. Please access the webcast at least

10 minutes before the conference call start time. An archive of the webcast will be available on the Company’s website until November 24, 2025.
To access the live conference call via phone, please dial 833-470-1428 from the United States, or global dial-in numbers are available here: https://www.netroadshow.com/conferencing/global-numbers?confId=89205, at least 10 minutes prior to the start of the call, using the conference ID 735311.
There will be a brief Question & Answer session following management commentary.
Use of Non-GAAP Financial Measures (UNAUDITED)
In this release, we use the metrics of Adjusted Revenues, Adjusted Gross Margin, Adjusted EBITDA and Adjusted Net Income (Loss) per Share, Basic and Diluted, which are non-GAAP financial measures and are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). Adjusted Revenues and Adjusted Gross Margin reflect adjustments to GAAP net revenues to exclude net positive and/or net negative revenue adjustments recorded in the current period associated with changes in estimated variable consideration related to test reports delivered in previous periods. Adjusted Gross Margin further excludes acquisition-related intangible asset amortization. Adjusted EBITDA excludes from net income (loss): interest income, interest expense, income tax benefit or expense, depreciation and amortization expense, stock-based compensation expense and changes in fair value of equity securities. Adjusted Net Income (Loss) per Share, Basic and Diluted, excludes a one-time adjustment of an acceleration of amortization expense for our IDgenetix test from net income (loss).

We use Adjusted Revenues, Adjusted Gross Margin, Adjusted EBITDA and Adjusted Net Income (Loss) per Share, Basic and Diluted, internally because we believe these metrics provide useful supplemental information in assessing our revenue and operating performance reported in accordance with GAAP, respectively. We believe that Adjusted Revenues, when used in conjunction with our test report volume information, facilitates investors’ analysis of our current-period revenue performance and average selling price performance by excluding the effects of revenue adjustments related to test reports delivered in prior periods, since these adjustments may not be indicative of the current or future performance of our business. We believe that providing Adjusted Revenues may also help facilitate comparisons to our historical periods. Adjusted Gross Margin is calculated using Adjusted Revenues and therefore excludes the impact of revenue adjustments related to test reports delivered in prior periods, which we believe is useful to investors as described above. We further exclude acquisition-related intangible asset amortization in the calculation of Adjusted Gross Margin. We believe that excluding acquisition-related intangible asset amortization may facilitate gross margin comparisons to historical periods and may be useful in assessing current-period performance without regard to the historical accounting valuations of intangible assets, which are applicable only to tests we acquired rather than internally developed. Adjusted Net Income (Loss) per Share, Basic and Diluted, is calculated by excluding a one-time adjustment of an acceleration of amortization expense for our IDgenetix test from net loss. We believe that providing Adjusted Net Income (Loss) per Share, Basic and Diluted, may also help facilitate comparisons to our historical periods. We believe Adjusted EBITDA may enhance an evaluation of our operating performance because it excludes the impact of prior decisions made about capital investment, financing, investing and certain expenses we believe are not indicative of our ongoing performance. However, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes.

These non-GAAP financial measures are not meant to be considered in isolation or used as substitutes for net revenues, gross margin, net income (loss) or net income (loss) per share reported in accordance with GAAP; should be considered in conjunction with our financial information presented in accordance with GAAP; have no standardized meaning prescribed by GAAP; are unaudited; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that we may exclude for purposes of these non-GAAP financial measures, and we may in the future cease to exclude items that we have historically excluded for purposes of these non-GAAP financial measures. Likewise, we may determine to modify the nature of adjustments to arrive at these non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by us in this press release and the accompanying reconciliation tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Accordingly, investors should not place undue reliance on non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables at the end of this release.
About Castle Biosciences
Castle Biosciences (Nasdaq: CSTL) is a leading diagnostics company improving health through innovative tests that guide patient care. With a primary focus in dermatologic and gastroenterological disease, we develop personalized, clinically actionable solutions that help improve disease management and patient outcomes.
We put people first—empowering patients and clinicians and informing care decisions through rigorous science and advanced molecular tests that support more confident treatment planning. To learn more, visit www.CastleBiosciences.com and connect with us on LinkedIn, Facebook, X and Instagram.

DecisionDx-Melanoma, DecisionDx-CMSeq, i31-SLNB, i31-ROR, DecisionDx-SCC, MyPath Melanoma, AdvanceAD-Tx, TissueCypher, DecisionDx-UM, DecisionDx-PRAME and DecisionDx-UMSeq are trademarks of Castle Biosciences, Inc.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning our expectations regarding: Castle’s 2025 total revenue guidance of $327-335 million; continued top-line performance and growth of test volumes; the ability of DecisionDx-Melanoma, DecisionDx-SCC, TissueCypher and AdvanceAD-Tx to bring substantial added value to clinicians and their patients; the ability of DecisionDx-Melanoma to (i) reduce mortality risk compared to untested patients, (ii) improve patient survival; and (iii) provide clarity in overall risk beyond histology; the ability of DecisionDx-SCC to (i) predict individual risk of metastasis, benefit from ART and risk of LR, (ii) provide comprehensive results to support tailored post-surgical management and treatment pathway recommendations and (iii) provide actionable decision points based on individual patient risk; the anticipated success of our launch of AdvanceAD-Tx; and Castle’s ability to achieve near- and long-term success and the continued growth of our portfolio. The words “anticipate,” “can,” “could,” “expect,” “goal,” “guidance,” “may,” “plan,” “potentially,” “providing,” “upcoming” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation: our assumptions or expectations regarding reimbursement for our products and subsequent coverage decisions; our estimated total addressable markets for our products and product candidates and the related expenses, capital requirements and potential needs for additional financing; the anticipated cost, timing and success of our product candidates; our plans to research, develop and commercialize new tests; our ability to successfully integrate new businesses, assets, products or technologies acquired through acquisitions; the effects of macroeconomic events and conditions, including inflation and monetary supply shifts, labor shortages, liquidity concerns at, and failures of, banks and other financial institutions or other disruptions in the banking system or financing markets, recession risks, supply chain disruptions, tariffs, outbreaks of contagious diseases and geopolitical events (such as the ongoing conflicts in the Middle East and Ukraine-Russia conflict), among others, on our business and our efforts to address any impact on our business; the possibility that subsequent study or trial results and findings may contradict earlier study or trial results and findings or may not support the results discussed in this press release, including with respect to the tests discussed in this press release; our planned installation of additional equipment and supporting technology infrastructures and implementation of certain process efficiencies may not enable us to increase the future scalability of our TissueCypher Test; the possibility that actual application of our tests may not provide the aforementioned benefits to patients; the possibility that our newer gastroenterology franchise may not contribute to the achievement of our long-term financial targets as anticipated; and the risks set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, each filed or to be filed with the SEC, and in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, except as may be required by law.

Investor Relations Contact:
Camilla Zuckero
czuckero@castlebiosciences.com
281-906-3868

Media Contact:
Allison Marshall
amarshall@castlebiosciences.com

###

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
NET REVENUES	$83,043	$85,782	$257,219	$245,758
OPERATING EXPENSES
Cost of sales (exclusive of amortization of acquired intangible assets)	18,704	15,609	52,713	44,022
Research and development	12,960	12,323	38,335	40,268
Selling, general and administrative	55,907	50,499	172,592	150,082
Amortization of acquired intangible assets	2,276	2,272	32,562	6,766
Total operating expenses, net	89,847	80,703	296,202	241,138
Operating (loss) income	(6,804)	5,079	(38,983)	4,620
Interest income	2,833	3,404	8,876	9,544
Changes in fair value of equity securities	3,561	—	3,321	—
Interest expense	(24)	(201)	(62)	(485)
Other expense	48	—	48	—
(Loss) income before income taxes	(386)	8,282	(26,800)	13,679
Income tax expense (benefit)	115	6,013	(4,974)	5,024
Net (loss) income	$(501)	$2,269	$(21,826)	$8,655

Earnings (loss) per share:
Basic	$(0.02)	$0.08	$(0.76)	$0.31
Diluted	$(0.02)	$0.08	$(0.76)	$0.30

Weighted-average shares outstanding:
Basic	29,073	27,840	28,868	27,659
Diluted	29,073	29,401	28,868	28,838

Stock-Based Compensation Expense
Stock-based compensation expense is included in the condensed consolidated statements of operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cost of sales (exclusive of amortization of acquired intangible assets)	$1,446	$1,464	$4,324	$4,179
Research and development	1,950	2,345	5,807	7,611
Selling, general and administrative	8,704	9,218	24,356	27,091
Total stock-based compensation expense	$12,100	$13,027	$34,487	$38,881

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(UNAUDITED)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net (loss) income	$(501)	$2,269	$(21,826)	$8,655
Other comprehensive income:
Net unrealized gain on marketable investment securities	201	645	10	337
Comprehensive (loss) income	$(300)	$2,914	$(21,816)	$8,992

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2025	December 31, 2024
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$85,556	$119,709
Marketable investment securities	201,986	173,421
Accounts receivable, net	49,482	51,218
Inventory	8,650	8,135
Prepaid expenses and other current assets	11,895	7,671
Total current assets	357,569	360,154
Long-term accounts receivable, net	2,050	918
Property and equipment, net	84,885	51,122
Operating lease assets	15,151	11,584
Goodwill and other intangible assets, net	101,849	106,229
Other assets – long-term	1,282	1,228
Total assets	$562,786	$531,235

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$12,211	$6,901
Accrued compensation	31,763	32,555
Contingent consideration	1,000	—
Operating lease liabilities	1,449	1,665
Current portion of long-term debt	—	278
Other accrued and current liabilities	8,885	7,993
Total current liabilities	55,308	49,392
Long-term debt	10,049	9,745
Noncurrent portion of contingent consideration	1,500	—
Noncurrent operating lease liabilities	25,302	14,345
Noncurrent finance lease liabilities	339	311
Deferred tax liability	3,242	1,607
Total liabilities	95,740	75,400
Stockholders’ Equity
Preferred stock	—	—
Common stock	29	28
Additional paid-in capital	688,729	655,703
Accumulated deficit	(221,952)	(200,126)
Accumulated other comprehensive income	240	230
Total stockholders’ equity	467,046	455,835
Total liabilities and stockholders’ equity	$562,786	$531,235

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2025	2024
OPERATING ACTIVITIES
Net (loss) income	$(21,826)	$8,655
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	36,994	10,229
Stock-based compensation expense	34,487	38,881
Change in fair value of equity securities	(3,321)	—
Deferred income taxes	(5,321)	3,708
Accretion of discounts on marketable investment securities	(3,511)	(5,072)
Other	282	208
Change in operating assets and liabilities:
Accounts receivable	604	(11,874)
Prepaid expenses and other current assets	(4,535)	(1,679)
Inventory	(538)	1,370
Operating lease assets	1,016	1,002
Other assets	(54)	(35)
Accounts payable	3,095	(3,802)
Operating lease liabilities	(1,066)	(863)
Accrued compensation	(792)	(1,273)
Other accrued and current liabilities	1,902	1,046
Net cash provided by operating activities	37,416	40,501

INVESTING ACTIVITIES
Purchases of marketable investment securities	(151,306)	(158,409)
Proceeds from maturities of marketable investment securities	135,200	123,250
Purchases of debt securities classified as held-to-maturity	(5,569)	—
Asset acquisition, net of cash and cash equivalents acquired	(18,726)	—
Purchases of property and equipment	(28,837)	(20,759)
Proceeds from sale of property and equipment	40	11
Net cash used in investing activities	(69,198)	(55,907)

FINANCING ACTIVITIES
Proceeds from exercise of common stock options	114	1,644
Payment of employees’ taxes on vested restricted stock units	(4,289)	(2,383)
Proceeds from contributions to the employee stock purchase plan	1,702	2,334
Repayment of principal portion of finance lease liabilities	(88)	(71)
Proceeds from lease incentives received	190	—
Proceeds from issuance of term debt	—	10,000
Net cash (used in) provided by financing activities	(2,371)	11,524

NET CHANGE IN CASH AND CASH EQUIVALENTS	(34,153)	(3,882)
Beginning of period	119,709	98,841
End of period	$85,556	$94,959

CASTLE BIOSCIENCES, INC.
Reconciliation of Non-GAAP Financial Measures (UNAUDITED)
The table below presents the reconciliation of Adjusted Revenues, Adjusted Gross Margin and Adjusted Net Income (Loss) Per Share, Basic and Diluted, which are non-GAAP financial measures. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2025	2024	2025	2024
Adjusted Revenues
Net revenues (GAAP)	$83,043	$85,782	$257,219	$245,758
Revenue associated with test reports delivered in prior periods	(2,498)	552	5,436	1,345
Adjusted Revenues (Non-GAAP)	$80,545	$86,334	$262,655	$247,103

Adjusted Gross Margin
Gross margin (GAAP)[1]	$62,063	$67,901	$171,944	$194,970
Amortization of acquired intangible assets	2,276	2,272	32,562	6,766
Revenue associated with test reports delivered in prior periods	(2,498)	552	5,436	1,345
Adjusted Gross Margin (Non-GAAP)	$61,841	$70,725	$209,942	$203,081

Gross Margin percentage (GAAP)[2]	74.7%	79.2%	66.8%	79.3%
Adjusted Gross Margin percentage (Non-GAAP)[3]	76.8%	81.9%	79.9%	82.2%

Adjusted Net Income (Loss) Per Share, Basic and Diluted
Net income (loss) (GAAP)	$(501)	$2,269	$(21,826)	$8,655
Amortization of acquired intangible assets[4]	—	—	20,099	—
Adjusted Net Income (Loss) (Non-GAAP)	$(501)	$2,269	$(1,727)	$8,655

Weighted-average shares outstanding:
Basic	29,073	27,840	28,868	27,659
Diluted	29,073	29,401	28,868	28,838
Net income (loss) per share (GAAP)[5]
Basic	$(0.02)	$0.08	$(0.76)	$0.31
Diluted	$(0.02)	$0.08	$(0.76)	$0.30
Adjusted Net Income (Loss) Per Share (Non-GAAP)[6]
Basic	$(0.02)	$0.08	$(0.06)	$0.31
Diluted	$(0.02)	$0.08	$(0.06)	$0.30

1.Calculated as net revenues (GAAP) less the sum of cost of sales (exclusive of amortization of acquired intangible assets) and amortization of acquired intangible assets.
2.Calculated as gross margin (GAAP) divided by net revenues (GAAP).
3.Calculated as Adjusted Gross Margin (Non-GAAP) divided by Adjusted Revenues (Non-GAAP).
4.Represents a one-time adjustment of an acceleration of amortization expense for our IDgenetix test during the three months ended March 31,2025.
5.Calculated as net income (loss) (GAAP) divided by weighted-average shares outstanding, basic and diluted.
6.Calculated as Adjusted Net Income (Loss) (Non-GAAP) divided by weighted-average shares outstanding, basic and diluted.

The table below presents the reconciliation of Adjusted EBITDA, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Adjusted EBITDA
Net (loss) income	$(501)	$2,269	$(21,826)	$8,655
Interest income	(2,833)	(3,404)	(8,876)	(9,544)
Interest expense	24	201	62	485
Income tax expense (benefit)	115	6,013	(4,974)	5,024
Depreciation and amortization expense	3,816	3,541	36,994	10,229
Stock-based compensation expense	12,100	13,027	34,487	38,881
Change in fair value of equity securities	(3,561)	—	(3,321)	—
Adjusted EBITDA (Non-GAAP)	$9,160	$21,647	$32,546	$53,730